Exhibit 10.25

Power of Attorney and Proxy

I,                               , a citizen of the People’s Republic of China (PRC) with PRC ID number                               , hereby irrevocably authorize an individual (Authorized Person) appointed in writing by Tekhill Information Technologies (Shanghai) Inc. (WFOE), a company duly organized and existing under the laws of the PRC, in its sole discretion, to exercise the following powers and rights during the term of this Power of Attorney:

The irrevocable right to receive all notices regarding the shareholders’ meetings of Shanghai Newegg E-Business Co., Ltd. (Company), to vote on my behalf at such shareholder’s meetings, to make any decisions on my behalf in accordance with my rights as a shareholder of the Company as granted to me by law and under the Articles of Association of the Company, as well as to sign any relevant documents on my behalf and to take any action on my behalf as a shareholder of the Company.

This Power of Attorney shall be effective upon the signing and shall remain effective and irrevocable for 30 years or until my equity in the Company is transferred to the WFOE or its designated party(whichever is earlier), not withstanding my death or any bodily or mental incapacity.